EXHIBIT 99.1

Citius Pharma Announces Addition of South America to

World License

Worldwide License for Mino-LokTM is Now Complete

CRANFORD, N.J., March 23, 2017-- Citius Pharmaceuticals, Inc. ("Citius") (OTC BB: CTXR), a specialty pharmaceutical company focused on adjunctive cancer care and critical care drug products, announced today that it has recently concluded negotiations to add South America to its worldwide license for Mino-LokTM. South America was the only territory that was not included in the original sub-license between Novel Anti-Infective Technologies, LLC, an affiliate of MD Anderson Cancer Center (“MDACC”), and Leonard-Meron Biosciences, Inc. (“LMB”), a wholly owned subsidiary of Citius Pharmaceuticals, Inc.

Mr. Myron Holubiak, President and CEO stated, “The increasing importance of South American countries to the world market for pharmaceuticals and biotechnology made it compelling for us to include these countries in our license. Citius is committed to developing Mino-Lok as a cost saving therapy in all countries and will position Mino-Lok to find a receptive market for adoption everywhere. ”

There are currently no approved therapies to salvage infected CVCs.

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products with a focus on anti-infectives, cancer care and unique prescription products using innovative, patented or proprietary formulations of previously approved active pharmaceutical ingredients. We seek to achieve leading market positions by providing therapeutic products that address unmet medical needs. By using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development and regulatory requirements. We focus on developing products that have intellectual property protection and competitive advantages to existing therapeutic approaches. www.citiuspharma.com

Mino-LokTM is under investigation and not approved for commercial use.

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About MD Anderson Cancer Center

The University of Texas MD Anderson Cancer Center in Houston ranks as one of the world's most respected centers focused on cancer patient care, research, education and prevention. The institution’s sole mission is to end cancer for patients and their families around the world. MD Anderson is one of only 45 comprehensive cancer centers designated by the National Cancer Institute (NCI). MD Anderson is ranked No.1 for cancer care in U.S. News & World Report’s “Best Hospitals” survey. It has ranked as one of the nation’s top two hospitals since the survey began in 1990, and has ranked first for 11 of the past 14 years. MD Anderson receives a cancer center support grant from the NCI of the National Institutes of Health (P30 CA016672).

Safe Harbor

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Andrew Scott

Vice President, Corporate Development

(O) 908-967-6676

ascott@citiuspharma.com

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